TENTH AMENDMENT TO LEASE


            THIS AGREEMENT made the 10th day of April, 2003 by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797 hereinafter referred to as the "1LANDLORD"" and DELTA FUNDING CORPORATION having offices at 1000 Woodbury Road, Woodbury, New York 11797 hereinafter referred to as the "TENANT".

                                   WITNESSETH

            WHEREAS, the parties have heretofore on or about the 1st day of November, 1993 entered into a certain Agreement of Lease, which was amended the 20th day January, 1994, the 23rd day of March, 1994, the 8th day of December, 1995 (3rd Amendment), the 8th day of December, 1995 (4th Amendment), the 4th day of March, 1996, the 28th day of August, 1997, the 29th day of October, 1997, the 2nd day of April, 1998 and the 16th day of February, 2001 for certain premises located at 1000 Woodbury Road, Woodbury, New York and

            NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

            FIRST:  Commencing  April 1, 2003,  TENANT'S Demised Premises on the
            ------
third (3rd) floor shall be increased by 11,800 square feet rentable, making TENANT'S total Demised Premises on the third (3rd) floor, 58,437 square feet.

            SECOND: The  Demised  Premises  to remain "as is" with no additional
            ------
work to be provided by LANDLORD.

            THIRD:  Commencing April 1, 2003,  TENANT shall occupy 92,362 square
            ------
feet on the second (2nd) and third (3rd) floors of said building and shall pay an Annual Basic Rent in equal monthly installments, based upon the following schedule:

   TERM                      ANNUAL BASIC RENT            MONTHLY BASIC RENT
   ----                     ------------------            ------------------

4/1/03-3/31/04                 $2,085,121.47                  $173,760.12
411/04-3131/05                 $2,368,218.70                  $197,351.56
4/1/05 - 3/31/06               $2,452,637.57                  $204,386.46
4/1/06 - 3/31/07               $2,540,012.02                  $211,667.67
4/1/07 - 3/31/08               $2,630,526.78                  $219,210.56

This rent schedule amends and supersedes all previous schedules as set forth in the Lease as amended.

            FOURTH: Section  "Sixth"  of  the  Ninth Amendment to Lease shall be
            ------
changed  to  read as follows: ". . .   rentable area  of  the  Demised  Premises
(i.e., 92,362 sq. ft.). . . form a part (i.e., 230,000 sq. ft.), i.e., 40.16%.

            FIFTH:   Section "Seventh" of  the Ninth Amendment to Lease shall be
            -----
changed to read as follows: .... . TENANT'S Energy Base = $175,487.80 .."

            SIXTH:   Section "Eighth" of  the  Ninth Amendment to Lease shall be
            -----
changed to read as follows: ". . pay the sum of $175,487.80 per year in equal monthly installments of $14,623.98 in advance. .."

            SEVENTH:  The foregoing provisions are intended to modify said lease
            --------
only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strictly construed. It is further agreed that, except as hereinabove provided, all of the terms, covenants and conditions of said lease dated the 1st day of November, 1993, and amended the 20th day of January, 1994, the 23rd day of March, 1994, the 8th day of December, 1995 (3rd Amendment) the 8th day of December, 1995 (4th Amendment), the 4th day of March, 1996, the 28th day of August, 1997, the 29th day of October, 1997, the 2nd day of April, 1998 and the 16th day of February, 2001 shah continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written

                               THE TILLES INVESTMENT COMPANY


                               BY: /S/ ROGER TILLES
                                   -------------------------------



                               DELTA FUNDING CORPORATION


                               BY: /S/ MARC E. MILLER
                                   -------------------------------